SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 17, 2006, Croghan Bancshares, Inc. (the “Company”) entered into a Part-Time Employment and Consulting Agreement with Allan E. Mehlow (the “Agreement”). As previously reported, Mr. Mehlow has decided to resign as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of The Croghan Colonial Bank (the “Bank”), effective as of February 20, 2006, in order to accept a job opportunity outside the financial institutions industry. Mr. Mehlow will remain on the Boards of Directors of the Company and the Bank following his resignation.
     Pursuant to the Agreement, Mr. Mehlow will assist the Company in the process of recruiting and employing a new Chief Financial Officer and addressing the financial and auditing needs of the Company during the transition to the new Chief Financial Officer. The Agreement provides that Mr. Mehlow will devote at least seven (7) hours per business day to the Company as a part-time employee through March 5, 2006, and will thereafter serve as a consultant to the Company on an as-needed basis until May 10, 2006. In exchange for providing the services contemplated by the Agreement, Mr. Mehlow will be compensated at the rate of $61.78 per hour.
     The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Exhibits:
10.1	Part-Time Employment and Consulting Agreement, dated as of February 17, 2006, between Allan E. Mehlow and Croghan Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
(Registrant)

Date: February 21, 2006	/s/ Steven C. Futrell

Steven C. Futrell, President & CEO

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated February 21, 2006

Exhibit No.	Description
10.1	Part-Time Employment and Consulting Agreement, dated as of February 17, 2006, between Allan E. Mehlow and Croghan Bancshares, Inc.